LAW OFFICES OF AARON A. GRUNFELD & ASSOCIATES

11111 SANTA MONICA BOULEVARD, SUITE 1840

LOS ANGELES, CALIFORNIA 90025

310-788-7577

agrunfeld@grunfeldlaw.com

November 5, 2014

Second Sight Medical Products, Inc.

12744 San Fernando Road

Building 3

Sylmar, California 91342

Ladies and Gentlemen,

We have acted as your counsel in connection with the Registration Statement on Form S-1 (File No. 333-198073) (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of (i) up to 4,025,000 shares of Common Stock, no par value (the “Shares”), of Second Sight Medical Products, Inc., a California corporation (the “Company”); (ii) non-detachable, non-transferrable long term investment rights of original IPO Shareholders (the “IPO Shareholders”) to receive up to 4,025,000 additional shares of Common Stock (“LTIR”) in the event the LTIR is triggered upon conditions described in the Registration Statement; (iii) up to 4,025,000 shares of Common Stock of the Company underlying the LTIR (the “LTIR Shares”) (iv) a warrant to purchase up to 805,000 shares of Common Stock of the Company to be issued to the underwriter (the “Warrant”); and (v) up to 805,000 shares of Common Stock of the Company underlying the warrant (the “Warrant Shares”).

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, forms of the Restated Articles of Incorporation and Amended and Restated Bylaws of the Company which have been filed with the Commission as exhibits to the Registration Statement, the Warrant, and the corporate action of the Company that provides for the issuance of the Shares, the issuance of the LTIR Shares in the event that all conditions of issuance of additional shares underlying LTIR have been triggered and execution of the Warrant. We have also made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company.

We express no opinion herein as to the laws of any state or jurisdiction other than those of the state of California and the federal laws of the United States of America. For purposes of this opinion, we assume that the Shares and LTIR Shares were, or will be, as applicable, issued in compliance with all applicable state securities or blue sky laws.

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Second Sight Medical Products, Inc.

November 5, 2014

Based upon and subject to the foregoing, it is our opinion that the Shares are duly authorized for issuance by the Company and when the Shares are issued and paid for as described in the Registration Statement the Shares will be validly issued, fully paid, and nonassessable.

Based upon and subject to the foregoing, it is our opinion that the LTIR Shares are duly authorized for issuance by the Company and the LTIR Shares, if and to the extent issued in accord with and subject to the terms and conditions that are described in the Registration Statement, will be validly issued, fully paid, and nonassessable.

Based upon and subject to the foregoing, it is our opinion that the Warrant has been duly authorized and, assuming that the Warrant has been duly executed and delivered by the Company, upon issuance and sale of the Warrant in conformity with and pursuant to the Registration Statement, the Warrant will be a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

Based upon and subject to the foregoing, it is our opinion that the Warrant Shares have been duly authorized and, upon exercise and payment of the exercise price therefor in accordance with the terms of the Warrant, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of our name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Law Offices of Aaron A. Grunfeld & Associates

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